As filed with the Securities and Exchange Commission on October 20, 1998
                                                            Registration No. 33-
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              LAFARGE CORPORATION
             (Exact name of registrant as specified in its charter)

           Maryland                                                         58-1290226
(State or other jurisdiction of                                (I.R.S. Employer Identification No.)
incorporation or organization)

    11130 Sunrise Valley Drive
            Reston, VA                                                           20191
(Address of Principal Executive                                               (Zip Code)
Offices)

                              -----------------

                 1998 STOCK OPTION PLAN OF LAFARGE CORPORATION
                            (Full title of the Plan)

                               ---------------


       Larry J. Waisanen                                                        Copy to:
   Executive Vice President                                                  David C. Jones
  and Chief Financial Officer                                        Vice President - Legal Affairs
      Lafarge Corporation                                               and Corporate Secretary
  11130 Sunrise Valley Drive                                              Lafarge Corporation
       Reston, VA  20191                                               11130 Sunrise Valley Drive
(Name and address of agent for                                             Reston, VA  20191
service)                                                                       (703) 264-3600

         (703) 264-3600
  (Telephone number, including
area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
        Title of                                          Proposed            Proposed maximum              Amount
       securities                 Amount                  maximum                 aggregate                   of
          to be                    to be               offering price             offering              registration
       registered              registered (1)          per share (2)              price (2)                  fee
-----------------------------------------------------------------------------------------------------------------------
      Common Stock               4,000,000
     $1.00 par value              shares                  $24.875                $99,500,000               $29,353
        per share
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($24.875) on the New York Stock Exchange on October 14, 1998, as reported in the October 15, 1998 edition of The Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

         (c)     The Company's current Report on Form 8-K/A dated June 3, 1998.

         (d) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.          Description of Securities.

         Not Applicable.


Item 5.          Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.          Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation Law provides for the indemnification of directors and officers of a corporation incorporated under Maryland law under certain circumstances. A person who was or is a director or officer of the corporation may be indemnified by the corporation for judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such director or officer was or is made a party by reason of service in that capacity unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (2) the director actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If a proceeding is brought by or on behalf of the corporation, no indemnification will be made in connection with such proceeding if the director or officer was adjudged to be liable to the corporation.

         Article Eighth of the Articles of Incorporation of the Registrant provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Maryland Law now or hereafter in force, including the advance of related expenses, upon a determination by the Board of Directors or independent legal counsel made in accordance with applicable statutory standards, and that the Registrant, upon authorization by the Board of Directors, may indemnify other employees or agents to the same extent. Article Ninth also contains a provision that eliminates the liability of officers and directors of the Registrant for money damages to the Registrant or its stockholders for any act or omission, including conduct of such officers and directors on behalf of the Registrant constituting gross negligence, unless (1) the director or officer received an improper benefit in money, property or services or (2) the action, or failure to act, by the director or officer was the result of active and deliberate dishonesty which was material to a cause of action adjudicated in a proceeding against such director or officer.

         Article VIII of the By-Laws of the Registrant provides for the indemnification of the Registrant's directors and officers. The Registrant has an insurance policy indemnifying its officers and directors against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Securities Act') may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.          Exemption from Registration Claimed.

         Not Applicable.

Item 8.          Exhibits.

         The following documents are filed as exhibits to this Registration
Statement:

                 4.1      1998 Stock Option Plan of Lafarge Corporation

                 5.1 Opinion of David C. Jones regarding 4,000,000 shares of Common Stock.

                 23.1 Consent of independent public accountants to incorporation of reports by reference.

                 23.2     Consent of counsel (included in the opinion of David
C. Jones filed herewith as Exhibit 5.1).

Item 9.          Undertakings.

         The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)  To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement [notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement]; and

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF RESTON, COMMONWEALTH OF VIRGINIA, ON THIS 20TH DAY OF OCTOBER, 1998.

                               LAFARGE CORPORATION



                               By: /s/ Larry J. Waisanen
                                   -----------------------------------------
                                  (LARRY J. WAISANEN, EXECUTIVE VICE PRESIDENT
                                   AND CHIEF FINANCIAL OFFICER)

                               --------------

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Larry J. Waisanen, Kevin Grant, and David C. Jones , and each of them as Attorney-in-Fact with full power to act alone, to execute on his behalf, individually and in each capacity stated below, and to file any amendment, including pre-effective and post-effective amendments, to this Registration Statement, which amendments may make such changes in the Registration Statement as any Attorney-in-Fact deems appropriate, as evidenced by his execution thereof, and to file each such amendment to the Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

         SIGNATURE                            TITLE                                       DATE
         ---------                            -----                                       ----
/s/ JOHN M. PIECUCH                        President and Chief Executive                  October 20, 1998
-----------------------------              Officer and Director (principal
    (JOHN M. PIECUCH)                      executive officer)


/s/ LARRY J. WAISANEN                      Executive Vice President                       October 20, 1998
-----------------------------              and Chief Financial Officer
    (LARRY J. WAISANEN)                    (principal financial officer)


/s/ JOHN C. PORTER                         Vice President and                             October 20, 1998
-----------------------------              Controller (principal
    (JOHN C. PORTER)                       accounting officer)


/s/ BERTRAND P. COLLOMB                    Director                                       October 20, 1998
-----------------------------
    (BERTRAND P. COLLOMB)


/s/ JOHN D. REDFERN                        Director                                       October 20, 1998
-----------------------------
    (JOHN D. REDFERN)

SIGNATURE                                  TITLE                                     DATE
---------                                  ------                                    ----
                                           Director
----------------------------
    (THOMAS A. BUELL)


/s/ MARSHALL A. COHEN                      Director                                  October 20, 1998
----------------------------
    (MARSHALL A. COHEN)


/s/ PHILIPPE P. DAUMAN                     Director                                  October 20, 1998
----------------------------
    (PHILIPPE P. DAUMAN)


/s/ BERNARD L. KASRIEL                     Director                                  October 20, 1998
----------------------------
    (BERNARD L. KASRIEL)


/s/ JACQUES LEFeVRE                        Director                                  October 20, 1998
----------------------------
    (JACQUES LEFEVRE)


/s/ PAUL W. MACAVOY                        Director                                  October 20, 1998
-----------------------------
    (PAUL W. MACAVOY)


/s/ CLAUDINE B. MALONE                     Director                                  October 20, 1998
-----------------------------
    (CLAUDINE B. MALONE)


/s/ ALONZO L. MCDONALD                     Director                                  October 20, 1998
-----------------------------
    (ALONZO L. MCDONALD)


/s/ ROBERT W. MURDOCH                      Director                                  October 20, 1998
-----------------------------
    (ROBERT W. MURDOCH)


/s/ BERTIN F. NADEAU                       Director                                  October 20, 1998
-----------------------------
    (BERTIN F. NADEAU)


/s/ JOE M. RODGERS                         Director                                  October 20, 1998
-----------------------------
    (JOE M. RODGERS)


/s/ MICHEL ROSE                            Director                                  October 20, 1998
-----------------------------
    (MICHEL ROSE)


                                           Director
-----------------------------
    (RONALD D. SOUTHERN)

                               INDEX TO EXHIBITS


                                                                                     Sequentially
                                                                                     Numbered
Exhibit Number                            Exhibit                                    Page
--------------                            -------                                    ------------

      4.1                 1998 Stock Option Plan of Lafarge Corporation               A-1

      5.1                 Opinion of David C. Jones regarding 4,000,000
                          shares of Common Stock.                                     A-9

     23.1                 Consent of independent public accountants to
                          incorporation of reports by reference.                      A-11

     23.2                 Consent of counsel (included in the opinion of
                          David C. Jones filed herewith as Exhibit 5.1).              A-9